(a)(84)

AMENDMENT NO. 70

TO AMENDED AND RESTATED DECLARATION OF TRUST

OF VOYA MUTUAL FUNDS

THIS AMENDMENT NO. 70 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF VOYA MUTUAL FUNDS is made as of September 12, 2019, by the undersigned, constituting a majority of the Trustees of Voya Mutual Funds (the "Trust").

WHEREAS, the Amended and Restated Declaration of Trust ("Declaration of Trust") adopted as of June 3, 2004, designated certain series and Interests of the Trust; and

WHEREAS, pursuant to Section 9.03 of the Declaration of Trust, the Board of Trustees has authorized an amendment to the Declaration of Trust to allow the number of Trustees to also be established by resolution of the Trustees.

NOW, THEREFORE, the Board of Trustees hereby amends the Declaration of Trust as follows:

The first sentence of Section 2.01 of the Declaration of Trust is hereby amended and restated to read in full as follows:

"The number of Trustees shall initially be eleven and shall thereafter be fixed from time to time by written instrument signed by a majority of the Trustees so fixed then in office or by resolution of the Trustees, provided, however that the number of trustees shall in no event be less than one."

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

/s/ Colleen D. Baldwin______________	/s/ Joseph E. Obermeyer____________
Colleen D. Baldwin, as Trustee	Joseph E. Obermeyer, as Trustee
/s/ John V. Boyer__________________	/s/ Sheryl K. Pressler_______________
John V. Boyer, as Trustee	Sheryl K. Pressler, as Trustee
/s/ Patricia W. Chadwick____________	/s/ Dina Santoro___________________
Patricia W. Chadwick, as Trustee	Dina Santoro, as Trustee
/s/ Martin J. Gavin_________________	/s/ Christopher P. Sullivan___________
Martin J. Gavin, as Trustee	Christopher P. Sullivan, as Trustee
/s/ Russell H. Jones________________	/s/ Roger B. Vincent________________
Russell H. Jones, as Trustee	Roger B. Vincent, as Trustee

M:\Funds\Legal Admin\Registration Statements\Global & International\2021\485a\Filing Documents\Exhibits\(a)(84) VMF-A&R DecTrt-70-amend Dec of Trust language.docx